Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On September 30, 2016, the Members of Coretec Industries, LLC (“Coretec”) sold all of their membership interests in Coretec to 3DIcon Corporation (“3DIcon” or the “Company”) in exchange for the Company’s issuance of an aggregate 4,760,872 shares of the Company’s Series B Convertible Preferred Stock to the Members, pursuant to a Share Exchange Agreement dated May 31, 2016.

The unaudited pro forma condensed combined balance sheet as of June 30, 2016 assumes that the Share Exchange Agreement closing date took place on June 30, 2016, and combines the historical balance sheets of 3DIcon and Coretec as of June 30, 2016. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and six months ended June 30, 2016 assumes that the Share Exchange Agreement closing date took place on January 1, 2015, and combines the historical results of 3DIcon and Coretec for the year ended December 31, 2015 and the six months ended June 30, 2016.

The following unaudited pro forma condensed combined financial statements give effect to the reverse acquisition between 3DIcon and Coretec pursuant to the Share Exchange Agreement, and are presented herein for illustrative purposes and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had 3DIcon and Coretec been a combined company during the specified periods. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of any cost savings or operating efficiencies that may result from the transaction or the costs to achieve such cost savings or operating efficiencies.

These unaudited pro forma condensed combined financial statements were prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and are based on assumptions and adjustments described in the accompanying notes. Assets and liabilities of 3DIcon will be measured at fair value and added to the assets and liabilities of Coretec, and the historical results of operations of Coretec will be reflected in the results of operations of the Company following the Share Exchange closing date.

Coretec was determined to be the accounting acquirer based upon the terms of the Share Exchange Agreement and other factors including:

(i) The Coretec Members beneficially own approximately 65% of 3DIcon’s common stock on a fully-diluted basis following the Share Exchange.

(ii) In connection with the closing of the Share Exchange Agreement, Victor F. Keen, CEO of 3DIcon, became Co-Chairman of the Company and Simon Calton, Chairman of Coretec’s Board of Directors, became Co-Chairman of the Company. Doug Freitag, a former consultant to Coretec, became CEO and a director of the Company at closing. The rest of the Board consists of Ron Dombrowski and Dennis Anderson (both originally affiliated with Coretec). Accordingly, the Board is controlled by persons formerly affiliated with Coretec.

3DIcon’s historical financial information was derived from, and should be read in conjunction with, its audited financial statements for the year ended December 31, 2015 (as filed in its Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”) on March 30, 2016) and its unaudited consolidated financial statements for the three and six months ended June 30, 2016 (as filed in its Quarterly Report on Form 10-Q with the SEC on August 15, 2016). Coretec’s financial information for the period from June 2, 2015 (inception) to December 31, 2015 was derived from, and should be read in conjunction with, its audited financial statements for the period from June 2, 2015 (inception) to December 31, 2015, as filed as exhibit 99.2 to this filing. Coretec’s financial information for the six months ended June 30, 2016 was derived from, and should be read in conjunction with, its unaudited financial statements for the three and six months ended June 30, 2016, filed as exhibit 99.3 to this filing. The foregoing financial information should be read in conjunction with 3DIcon’s previously filed Current Report on Form 8-K, dated October 6, 2016 as filed with the SEC.

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3DIcon CORPORATION

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2016

				Pro Forma		Pro Forma
	Coretec	3DIcon	Combined	Adjustments		Combined
Assets
Current assets:
Cash	$500	$14,083	$14,583	$-		$14,583
Prepaid expenses	23,958	7,847	31,805	-		31,805
Total current assets	24,458	21,930	46,388	-		46,388

Property and equipment, net	6,689	-	6,689	-		6,689

Other assets:
Goodwill	-	-	-	428,074	(A)	428,074
Intangible assets, net	19,444	-	19,444	1,400,000	(A)	1,419,444
Deposits-other	-	2,315	2,315	-		2,315
Total other assets	19,444	2,315	21,759	1,828,074		1,849,833

Total Assets	$50,591	$24,245	$74,836	$1,828,074		$1,902,910

Liabilities and Stockholders' Equity (Deficiency)
Current liabilities:
Notes and debentures payable	$-	$89,466	$89,466	$-		$89,466
Accounts payable	43,284	368,936	412,220	-		412,220
Accrued salaries	-	89,299	89,299	-		89,299
Accrued interest - related parties	14,355	-	14,355	-		14,355
Accrued interest	-	16,058	16,058	-		16,058
Total current liabilities	57,639	563,759	621,398	-		621,398

Notes payable - related parties	286,092	75,000	361,092	-		361,092

Total Liabilities	343,731	638,759	982,490	-		982,490

Stockholders' equity (deficiency):
Preferred stock, Series A convertible, $0.0002 par value	-	69	69	-		69
Preferred stock, Series B convertible, $0.0002 par value	-	322	322	952	(A)	1,274
Common stock $0.0002 par value	-	296,351	296,351	-		296,351
Additional paid-in capital	-	21,694,060	21,694,060	(20,778,194	)(A)	915,866
Accumulated deficit	-	(22,605,316)	(22,605,316)	22,312,176	(A)	(293,140)
Members' deficit	(293,140)	-	(293,140)	293,140	(A)	-
Total Stockholders' Equity (Deficiency)	(293,140)	(614,514)	(907,654)	1,828,074		920,420

Total Liabilities and Stockholders' Equity (Deficiency)	$50,591	$24,245	$74,836	$1,828,074		$1,902,910

See notes to unaudited pro forma condensed combined financial statements

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3DIcon CORPORATION

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2016

			Pro Forma		Pro Forma
	Coretec	3DIcon	Adjustments		Combined
Income:
Grant income	$-	$-	$-		$-

Total income	-	-	-		-

Expenses:
Research and development	81,644	4,930	40,115	(B)	126,689
General and administrative	64,936	438,327	-		503,263
Interest	11,307	3,069	-		14,376

Total expenses	157,887	446,326	40,115		644,328

Net loss	$(157,887)	$(446,326)	$(40,115)		$(644,328)

Loss per share:

Basic and diluted		$(0.000)			$(0.000)

Weighted average shares outstanding, basic and diluted		1,390,428,810			1,390,428,810

See notes to unaudited pro forma condensed combined financial statements

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3DIcon CORPORATION

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2015

			Pro Forma		Pro Forma
	Coretec (1)	3DIcon	Adjustments		Combined
Income:
Grant income	$-	$5,122	$-		$5,122

Total income	-	5,122	-		5,122

Expenses:
Research and development	-	47,738	80,229	(B)	127,967
General and administrative	123,453	800,012	-		923,465
Interest	11,800	57,787	-		69,587

Total expenses	135,253	905,537	80,229		1,121,019

Net loss	$(135,253)	$(900,415)	$(80,229)		$(1,115,897)

Loss per share:

Basic and diluted		$(0.001)			$(0.001)

Weighted average shares outstanding, basic and diluted		885,586,389			885,586,389

(1) The results of operations of Coretec are included for the period from June 2, 2015 (inception) to December 31, 2015.

See notes to unaudited pro forma condensed combined financial statements

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transaction and Basis of Presentation

Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC. The unaudited pro forma condensed combined balance sheet as of June 30, 2016 is presented as if the merger had been completed on June 30, 2016.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 combines the unaudited historical statements of operations of 3DIcon and Coretec for their respective periods ended December 31, 2015 and gives pro forma effect to the acquisition as if it had been completed on January 1, 2015.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2016 combines the unaudited historical statements of operations of 3DIcon and Coretec for their respective six month periods ended June 30, 2016, and gives pro forma effect to the acquisition as if it had been completed on January 1, 2015.

Based on the terms of the merger, Coretec is deemed to be the acquiring company for accounting purposes and the transaction.

Description of Transaction

On May 31, 2016, the Company entered into a Share Exchange Agreement with Coretec and the Members, which Members held all outstanding membership interests in Coretec. On September 30, 2016 (the “Closing Date”), the Company closed the transaction contemplated by the Share Exchange Agreement. Pursuant to the Share Exchange Agreement, the Members agreed to sell all their membership interests in Coretec to the Company in exchange for the Company’s issuance of an aggregate 4,760,872 shares of the Company’s Series B Convertible Preferred Stock to the Members (the “Exchange”). Coretec became a wholly-owned subsidiary of 3DIcon and the Members beneficially own approximately 65% of 3DIcon’s common stock on a fully-diluted basis. Upon the closing of the Share Exchange Agreement, two of the current Company’s directors resigned and three new directors associated with Coretec were nominated and elected, giving control of the board of directors to former Coretec Members. Accordingly, the acquisition was accounted for as a reverse acquisition under the provisions of ASC 805-40 Business Combinations – Reverse Acquisitions, with Coretec being the acquirer for accounting purposes and 3DIcon being the accounting acquiree. It was determined that Coretec was the accounting acquirer as a result of the former Coretec Members (a) beneficially owning approximately 65% of 3DIcon’s common stock on a fully-diluted basis; and (b) controlling the Board of Directors of the combined company.

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2. Reverse Acquisition

The effective consideration transferred is determined based upon the amount of membership units that Coretec would have had to issue to 3DIcon shareholders in order to provide the same ownership ratios as previously discussed. The fair value of the consideration effectively transferred by Coretec should be based on the most reliable measure. In this case, the fair value of the 3DIcon equity provided a more reliable basis for measuring the consideration effectively transferred than the estimated fair value of the membership units of Coretec.

The effective consideration transferred was $1,213,560 as follows:

3DIcon business enterprise value	$1,378,026
Less: Interest bearing debt	(164,466)
3DIcon equity value	$1,213,560

The following summarizes the preliminary allocation of the purchase price:

Consideration effectively transferred		$1,213,560
Net recognized value of 3DIcon tangible assets and liabilities assumed:
Cash	14,083
Prepaid expenses and other assets	7,847
Deposits	2,315
Accounts payable and accrued expenses	(474,293)
Debentures and notes payable	(164,466)
Total net liabilities assumed		614,514
Less: Estimated fair value of identified intangibles		(1,400,000)
Goodwill		$428,074

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3. Pro Forma Adjustments

The unaudited pro forma combined financial statements include pro forma adjustments to give effect to certain significant transactions as a direct result of the acquisition. The pro forma adjustments are as follows:

(A) Record Reverse Acquisition

Assets	Goodwill	Intangibles
Estimated fair value of patents	$-	$1,400,000
Estimated value of goodwill	428,074	-

	$428,074	$1,400,000

	Prefrred Stock	Additional
Stockholders' Equity	Series B Convertible	Paid-in- Capital	Accumulated Deficit	Members' Deficit
Transfer Coretec’s members’ deficit	$-	$-	$(293,140)	$293,140
Eliminate 3DIcon’s accumulated deficit	-	(22,605,316)	22,605,316	-
Record reverse acquisition	952	1,827,122	-	-

	$952	$(20,778,194)	$22,312,176	$293,140

(B) Pro Forma Amortization

The following table summarizes the estimated fair values of the 3DIcon intangible assets and their estimated useful lives:

	Estimated Fair Value	Estimated Useful Lives	Amortization Six Months Ended June 30, 2016	Amortization Year Ended December 31, 2015
Patents	$1,400,000	17.45 years	$40,115	$80,229
Goodwill	428,074	N/A	-	-

	$1,828,074		$40,115	$80,229

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